Exhibit 99.1

IA GLOBAL ANNOUNCES DELAYED FILING OF FORM 10-Q AND NYSE AMEX DEFICIENCY NOTICE

SAN FRANCISCO, CA. November 24, 2009/Business Wire

IA Global, Inc. (NYSE AMEX US: IAO) (the “Company”) announced that it would not file its Form 10-Q for the three months ended September 30, 2009 as required by November 23, 2009. This delay is due to the late and incomplete receipt of September 30, 2009 financial records for Global Hotline, Inc. and a review of its investment in Taicom Securities Co Ltd. The Company expects to file the Form 10-Q on approximately December 7, 2009.

Preliminary Results for the Three Months Ended September 30, 2009

Preliminary results for the three months ended September 30, 2009 are as follows:

Total assets- $23 million as of September 30, 2009

Total liabilities- $36-$38 million as of September 30, 2009

Total stockholder deficit- $13.6-$15.1 million as of September 30, 2009

Sales- $9-$10 million for the three months ended September 30, 2009

Net loss- $2.8 million for the three months ended September 30, 2009

Additional details will be provided with the filing of the Form 10-Q for the three months ending September 30, 2009. The financial results are subject to adjustment, including the review of the $2.8 million investment in Taicom Securities Co Ltd.

Receipt of NYSE AMEX Deficiency Letter Dated November 23, 2009

The Company received a Deficiency Letter from the NYSE AMEX Stock Exchange dated November 23, 2009. In this letter, Staff has now determined that the Company has not filed its Form 10-Q for the three months ended September 30, 2009. The timely filing of this report is a condition of the Company’s continuing listing on the Exchange, as required by Sections 134 and 1101 of the Exchanges Company Guide. In addition, the Company’s failure to file this report is a material violation of its listing agreement with the Exchange. Pursuant to 1003(d) of the Company Guide, the Exchange is authorized to suspend, and unless prompt corrective action is taken, remove the Company’s security from the Exchange.

The Company is required to submit a plan to the Exchange on December 7, 2009 and which brings the Company in compliance with Sections 134 and 1101 of the Exchanges Company Guide by February 22, 2010.

About IA Global, Inc.

IA Global is a Business Process Outsourcing (“BPO”) and financial services corporation targeting the B2B and B2C markets in the Asia Region. The Company is seeking to expand its investments in the BPO, B2B and financial services sectors. In Japan, IA Global is the 100% owner, except as disclosed, of Global Hotline, Inc., a BPO organization, which operates several major call centers providing primarily outbound telemarketing services for telecommunications and insurance companies. In the Philippines, IA Global operates as Global Hotline Philippines Inc., a BPO organization, providing inbound and outbound telemarketing services, as well as collocation facilities, to a variety of industries. In the Asia region, the Company has an equity investment of 20.25% in Slate Consulting Co Ltd.

For further information, contact:

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this press release reflect the good faith judgment of our management and are based on facts and factors currently known to us. Forward-looking statements are subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements as a result of either the matters set forth or incorporated in this press release generally or certain economic and business factors, some of which may be unknown to and/or beyond the control of IA Global. Specifically, we are exposed to various risks related to legal claims, our need for additional financing, our level of indebtedness, our NYSE AMEX listing, our investment in Taicom Securities Co Ltd., declining economic conditions, our Global Hotline business, our controlling shareholder groups, the sale of significant numbers of our shares and volatility in the market price of our common stock. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We do not undertake, and we expressly disclaim, any obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.